EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Verizon Communications Inc. (Verizon) of our reports dated February 26, 2010, with respect to the consolidated financial statements of Verizon and the effectiveness of internal control over financial reporting of Verizon, included in the 2009 Annual Report to Shareowners of Verizon.

Our audits also included the financial statement schedule of Verizon listed in Item 15(a). This schedule is the responsibility of Verizon’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 26, 2010, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements of Verizon and where applicable, related Prospectuses, of our reports dated February 26, 2010, with respect to the consolidated financial statements of Verizon and the effectiveness of internal control over financial reporting of Verizon, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Verizon included in this Annual Report (Form 10-K) for the year ended December 31, 2009: Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form S-4, No. 333-11573; Form S-8, No. 333-41593; Form S-8, No. 333-42801; Form S-4, No. 333-76171; Form S-8, No. 333-75553; Form S-8, No. 333-76171; Form S-8, No. 333-50146; Form S-8, No. 333-53830; Form S-4, No. 333-82408; Form S-8, No. 333-82690; Form S-8, No. 333-118904; Form S-8, No. 333-123374; Form S-4, No. 333-124008; Form S-8, No. 333-124008; Form S-4, No. 333-132651; Form S-8, No. 333-134846; Form S-8, No. 333-137475; Form S-3, No. 333-138705; Form S-8, No. 333-142549; Form S-8, No. 333-150504; Form S-3, No. 333-151922; and Form S-3, No. 333-162833.

/s/ Ernst & Young LLP
Ernst & Young LLP
New York, New York

February 26, 2010